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                                                                     Exhibit 3.1

                          SECOND AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                         NET-TEL COMMUNICATIONS, INC.


     NET-tel Communications, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is NET-tel Communications, Inc. The original Certificate of Incorporation for NET-tel Communications, Inc. (formerly known as NET-tel Holding Company) was filed with the Secretary of State of the State of Delaware on December 4, 1997.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Corporation Law"), this Second Amended and Restated Certificate of Incorporation (this "Restated Certificate") (it being understood that any references to this Restated Certificate shall include any duly authorized certificate of designation) amends and restates the existing Certificate of Incorporation of the Corporation in its entirety.

______________________________________________________________________________

                                   ARTICLE I

     The name of the Corporation is NETtel Communications, Inc.

                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted by this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     A.   Classes of Stock. The Corporation is authorized to issue two classes
          ----------------
of capital stock to be designated respectively "Common Stock" and "Preferred Stock." The Common Stock and the Preferred Stock are hereinafter collectively referred to as "Capital Stock." The total number of
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shares of Common Stock the Corporation shall have authority to issue is
200,000,000 with par value of $.0001 per share. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 50,000,000 with par value of $.0001 per share, of which no shares shall be designated as Series A Preferred Stock, 11,200 shares shall be designated as Series B Preferred Stock (the "Series B Stock"), and 11,350,738 shares shall be designated as Series C Preferred Stock (the "Series C Stock").

     The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock and the issuance thereof in one or more classes or series without the approval of the stockholders.

     B.   Rights, Preferences, Privileges and Restrictions of Preferred Stock
          -------------------------------------------------------------------
Generally. The Preferred Stock authorized hereby may be issued from time to time
----------
in one or more series ("Series"). Subject to compliance with applicable protective voting rights which may have been or may be granted to the Preferred Stock or any Series thereof in any certificates of designation or the Corporation's certificate of incorporation as amended from time to time (the "Certificate of Incorporation") (collectively, the "Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any Series thereof, the Board of Directors expressly is authorized to provide by resolution and by filing a certificate of designation pursuant to the Corporation Law, for the issuance from time to time of the shares of Preferred Stock in one or more Series, to establish from time to time the number of shares to be included in each such Series, and to fix the designation, powers, preferences and other rights of the shares of each such Series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following: (i) the number of shares constituting that Series and the distinctive designation of that Series; (ii) the dividend rate on the shares of that Series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that Series; (iii) whether that Series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (iv) whether that Series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (v) whether or not the shares of that Series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (vi) whether that Series shall have a sinking fund for the redemption or purchase of shares of that Series, and, if so, the terms and amount of such sinking fund;
(vii) the rights of the shares of that Series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that Series; and
(viii) any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that Series. Subject to compliance with the applicable Protective Provisions, privileges, preferences and restrictions of any such additional Series of Preferred Stock may be subordinated to, pari passu with (including, without limitation, with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future Series of Preferred Stock or class of Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors also is authorized to increase or decrease the number of shares of any Series of Preferred Stock (other than the Series B Stock or the Series C Stock), prior or subsequent to the issue of that Series, but not below the number of shares of such Series then outstanding. In case the number of shares of any Series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such Series. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each Series shall be entitled to receive only such amount or amounts as shall have been fixed by the Certificate of Incorporation, any applicable certificate of designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such Series.

     C.   Rights, Preferences, Privileges and Restrictions of Series B Stock.
          -------------------------------------------------------------------
     The definitions set forth in this Section IV.C. shall apply to this Section IV.C. only.

          1.   Ranking. The Series B Stock shall rank, as to dividends and upon
               -------
Liquidation (as defined in Section 3(a)), senior and prior to the Common Stock and to all other classes or series of shares issued by the Corporation.

          2.   Dividends. The holders of Series B Stock shall have the right to
               ---------
the following dividends:

     a.   General. Dividends are payable on the Series B Stock, when, as and if
          -------
declared by the Board of Directors.

     b.   Semi-Annual Series B Dividends. The holders of the Series B Stock
          ------------------------------
shall be entitled to receive, out of funds legally available therefor, cash dividends on each share of Series B Stock (each a "Cash Dividend") payable semi-annually on the first day of April and October (each a "Dividend Payment Date"), when, as, and if declared by the Board of Directors, at the annual rate of eight percent (8%) per annum (the "Dividend Rate") of the sum of (x) of the Series B Stock Value (as defined below), subject to adjustment pursuant to Section 5(d) for stock dividends, stock splits, combinations, recapitalizations or similar events that affect such shares (collectively, "Adjustment") plus (y) all accumulated and unpaid dividends thereon, until and including the date on which the Series B Stock Value of such share of Series B Stock (plus all accumulated and unpaid dividends) is paid in accordance with the terms hereof. Cash Dividends shall be cumulative and shall accrue on a daily basis on each share, and compound semi-annually, whether or not they have been earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, from and after the Dividend Payment

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Date coincident with, or next preceding, the issuance of such share; provided,
                                                                     --------
however, that dividends payable on the first Dividend Payment Date with respect
-------
to such share shall so accrue from and after the Original Issue Date (as defined below) of such share. The "Series B Stock Value" shall be equal to $7730, subject to adjustment as provided herein. Notwithstanding any other provision of this Section 2(b), in the sole discretion of the Board of Directors of the Corporation, any dividends accruing on the Series B Stock may be paid in lieu of Cash Dividends by the issuance of additional shares of Series B Stock (including fractional shares) having an aggregate Series B Stock Value at the time of such payment equal to the amount of the dividend to be paid) (a "Payment-in-Kind Dividend" and, together with a Cash Dividend, a "Series B Dividend"); provided that if the Corporation pays less than the total amount of dividends then accrued on the Series B Stock in the form of additional shares of Series B Stock, such payment in shares of Series B Stock shall be made pro rata among the holders of Series B Stock based upon the aggregate accrued but unpaid dividends on the shares of Series B Stock held by such holder. If and when any shares of Series B Stock are issued under this Section 2 for the payment of accrued dividends, such shares of Series B Stock shall be deemed to be validly issued and outstanding and fully paid and nonassessable.

     c.   Restrictions on Dividends and Repurchases. So long as any shares of
          -----------------------------------------
the Series B Stock are outstanding, unless the Corporation has complied with
Section 4(d), (a) no dividend shall be declared or paid and no other distribution (whether in cash or other property, other than stock dividends referred to in subsection (iii) of Section 5(e)) shall be set apart, declared or made upon the Common Stock or any other class or series of stock ranking on dividends or Liquidation junior to the Series B Stock (the "Junior Securities") (other than a dividend or distribution paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock), and
(b) no shares of Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of Junior Securities) by the Corporation, except for repurchases of Employee Stock as approved by a majority of the Board of Directors of the Corporation

          3.   Liquidation, Dissolution or Winding Up.
               --------------------------------------

     a.   General. In the event of any voluntary or involuntary liquidation,
          -------
dissolution or winding up of the Corporation (a "Liquidation"), the holders of shares of Series B Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders within thirty (30) days of the close of such Liquidation, before any payment shall be made to the holders of Junior Securities, an amount per share in cash equal to the sum of (i) the Series B Stock Value (subject to Adjustment) and
(ii) all accumulated but unpaid dividends thereon (the "Series B Preferential Amount") (collectively, the "Liquidation Payment"). If upon any such Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Stock the full amount to which they shall be entitled, the holders of shares of Series B Stock and any class or series of stock ranking on

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

Liquidation on a parity with the Series B Stock shall share ratably in the distribution of the entire remaining assets and funds of the Corporation legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     b.   Mergers, Reorganizations, Etc. At the option of the holders of 66
          ------------------------------
2/3% of the shares of Series B stock then outstanding, the merger, reorganization or consolidation of the Corporation into or with another corporation or other similar transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all the assets of the Corporation (a "Sale"), shall be deemed to be a Liquidation for purposes of this Section 3; provided, however, that
                                            ------------------
notwithstanding the above, a Sale to a Person (x) whose common stock is traded on a national securities exchange or market and (y) whose market capitalization is at least $400 million, as determined by the average closing price of such Person's common stock for the 10 trading days prior to the date of the definitive agreement of Sale (and without giving effect to such Sale), shall not be deemed a Liquidation for purposes of this Section 3.

4.   Voting. The holders of Series B Stock shall have the following voting
     ------
rights:

     a.   General. (a) Subject to the limitations set forth in Section 4(b),
          -------
each holder of outstanding shares of Series B Stock shall be entitled to (i) notice of any stockholders' meeting and (ii) the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Stock held, beneficially or of record, by such holder are convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions contained in this Section 4 or by the provisions establishing any other series of Preferred Stock, holders of Series B Stock shall vote together with the holders of Common Stock as a single class.

     b.   Limitation. Notwithstanding Section 4(a), no holder of Series B Stock
          ----------
holding voting securities of the Corporation acquired for an amount greater than $15,000,000 shall have any right to vote or execute consents with respect to shares of Series B Stock for the election of directors unless and until, with respect to such shares, the earlier to occur of (i) the filing of all notices and reports as may be required under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") and the expiration or early termination of the applicable waiting period under the HSR Act, or (ii) the delivery to the Corporation by such holder of Series B Stock of a certificate stating that no filing under the HSR Act is required in order for such holder of Series B Stock to have the right to vote the shares of Series B Stock identified in such certificate in the election of directors; provided further, following the earlier to occur of (i) or (ii), such right of the holders of the Series B Stock to vote and execute consents with respect to their shares of Series B Stock for the election of directors shall automatically exist.

     c.   Amendment. Notwithstanding anything to the contrary that may be
          ---------
contained in Section 4(d) below, the affirmative vote of the holders of at least 66 2/3% of the shares of Series B Stock then outstanding, voting separately as a class, shall be required to amend, alter, repeal, impair or change, in any manner whatsoever, the rights, preferences, powers, privileges, restrictions, qualifications or limitations of the Series B Stock.

     d.   Protective Provisions. So long as any shares of Series B Stock are
          ---------------------
outstanding, the Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Series B Stock, given in writing or by vote at a meeting, voting separately as a class, take any action with respect to any of the matters set forth in the following Subsections 4(d)(i) through 4(d)(vi)):

     i.   Repurchase of Stock. Repurchase or redeem any Junior Securities,
          -------------------
     except for repurchases of Employee Stock as approved by a majority of the Board of Directors of the Corporation.

     ii.  Create New Stock. Authorize, create or issue any new class or series
          ----------------
     of equity or debt securities or any securities convertible into equity securities of the Corporation having a preference over, or being on a parity with, the Series B Stock with respect to voting, dividends or upon Liquidation.

     iii. Amend Charter or By-Laws. Amend, alter or repeal any provision of (A)
          ------------------------
     the Certificate of Incorporation of the Corporation or (B) the By-Laws of the Corporation which would adversely affect any right, preference, privilege or voting power of the Series B Stock or the holders thereof.

     iv.  Declaration or Payment of Dividends. Declare or pay a dividend or
          -----------------------------------
     make any other distribution (whether in cash or other property, other than stock dividends referred to in subsection (iii) of Subsection 5(e)) upon any Junior Securities (as defined in Section 2(c) (other than a dividend or distribution paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock).

     v.   Changes in Series B Stock. Increase or decrease the number of
          --------------------------
     authorized shares of Series B Stock or issue more than 6,469 shares of Series B Stock (exclusive of any shares issued as Payment-in-Kind Dividends), or sell any Series B Stock at a price per share that is less than the Series B Stock Value.

     vi.  Merger or Sale. Merge, consolidate or reorganize into or with another
          ---------------
     corporation or other similar transaction or series or related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of in exchange for property, rights or securities distributed to the holders of such voting power by the acquiring person (collectively "Consideration"), or sell all or substantially all of the assets of the Corporation, unless the holders of the Corporation's Common Stock are entitled to receive gross Consideration with a value of at least $10.00 (as determined in good faith by the Corporation's Board of Directors) per share of Common Stock (as adjusted in good faith by the Corporation's Board of Directors to reflect any stock dividends, stock splits or similar events).

          5.   Optional Conversion.
               -------------------

     The holders of the Series B Stock shall have conversion rights as follows (the "Conversion Rights"):

     a.   Right to Convert. Each share of Series B Stock shall be convertible,
          ----------------
at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Stock Value by the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series B Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be equal to $7.73. Such initial Conversion Price, and the rate at which shares of Series B Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this
Section 5.

     b.   Termination of Conversion Rights. In the event of a Redemption Notice
          --------------------------------
(as defined in Section 7(b)) relating to shares of Series B Stock pursuant to
Section 7, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the second full day preceding the date fixed for redemption, unless the Redemption Price (as defined below) is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a Liquidation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on Liquidation to the holders of Series B Stock.

     c.   Fractional Shares. No fractional shares of Common Stock shall be
          -----------------
issued upon conversion of the Series B Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount in cash equal to the then effective Conversion Price of such fractional share (computed to the nearest one hundredth of a share).

     d.   Mechanics of Conversion.
          -----------------------

          i. In order for a holder of Series B Stock to convert shares of Series B Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Stock at the office of the transfer agent for the Series B Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) together with written notice that such holder elects to convert all or any number of the shares of the Series B Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series B Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the conversion may, at the option of any holder tendering Series B Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Stock shall not be deemed to have converted such Series B Stock until immediately prior to the closing of such underwritten offering of securities.

          ii. The Corporation shall at all times when the Series B Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series B Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Stock, the Corporation will take any corporate action which is necessary for the Corporation to validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Stock, in addition to such other remedies as shall be available to the holder of such Series B Stock, the Corporation will take such corporate action which is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          iii. Upon any such conversion, no adjustment to the Conversion Price shall be made for any accumulated and unpaid dividends on the Series B Stock surrendered for conversion or the Common Stock delivered upon conversion.

          iv. All shares of Series B Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive (1) shares of Common Stock in exchange therefor and (2) payment of any accumulated and unpaid dividends thereon. Any shares of Series B Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Stock accordingly.

     e.   Adjustments to Conversion Price for Diluting Issues.
          ---------------------------------------------------

          i.   Special Definitions. For purposes of this Section 5, the
               -------------------
following definitions shall apply:

               (1) "Convertible Securities" shall mean any evidences of indebtedness, shares of equity securities, options, warrants, or other securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

               (2) "Employee Stock" shall mean Common Stock, and/or options, warrants or other rights to purchase Common Stock, (a) issued or granted to officers, directors, employees or agents of the Corporation or any subsidiary of the Corporation pursuant to any employee stock option plan or arrangement, employee stock purchase plan or arrangement, or other equity incentive, bonus, or similar plan or arrangement approved by the Board of Directors, provided the total does not exceed twenty percent (20%) of the shares of Common Stock then outstanding and/or issuable upon conversion of the outstanding convertible securities, options, warrants or other rights to acquire Common Stock (the "Fully Diluted Common Stock"); (b) issued or granted pursuant to written agreements with "branchises" or similar agreements with "branchises" or similar agents of the Corporation or any subsidiary, provided that any options, warrants or other rights granted thereunder with respect to Common Stock shall be exercisable at not less than fair market value (as determined by the Board of Directors) as of the date of grant; and provided
                                                                    --------
               further, that the total shares of Common Stock issuable upon the
               -------
               exercise of all such options, warrants or other rights shall not exceed five percent (5%) of the Fully Diluted Common Stock as of any such grant date; or (c) approved by the holders of at least 66 2/3% of the shares of Series B Stock then outstanding, voting separately as a class.

               (3) "Excluded Stock" shall mean (i) Common Stock issuable upon conversion of the Series B Stock, (ii) Employee Stock, or (iii) warrants (or Common Stock issuable upon the exercise of such warrants) to purchase up to 1.8% of the Corporation's fully-diluted Common Stock, issued by the Corporation in connection with the incurrence of subordinated third party debt.

               (4) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding Employee Stock.

               (5) "Original Issue Date" shall mean the date on which a share of Series B Stock was first issued.

               (6) "Person" means any individual, entity or group, including, without limitation, any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or governmental authority.

          ii.  Adjustment for Combinations or Consolidation of Common Stock.
               ------------------------------------------------------------
If, at any time after the applicable Original Issue Date, the number of shares of Common Stock outstanding are decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

          iii. Adjustment for Stock Dividends, Splits, Etc. If the Corporation
               -------------------------------------------
shall at any time after the Original Issue Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Stock shall be increased in proportion to such increase in outstanding shares of Common Stock; provided, however, that the Conversion Price shall not be decreased at such time
--------  -------
if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

          iv.  Adjustment for Merger or Reorganization, Etc. In case of any
               --------------------------------------------
recapitalization, consolidation or merger of the Corporation with or into another corporation or entity or the sale of all or substantially all of the assets of the Corporation to another corporation or entity (other than a subdivision or combination provided for elsewhere in this Section 5 or a Sale which is treated as a Liquidation in accordance with Section 3), each share of Series B Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this
Section 5 set forth with respect to the rights and interest thereafter of the holders of the Series B Stock, to the end that the provisions set forth in this
Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Stock.

          f.   Issuances Below Conversion Price.
               --------------------------------

               i.   Except as provided in Section 5(f)(ii) below, if the
                                          ----------------
Corporation shall, while there are any shares of Series B Stock outstanding, issue or sell shares of Common Stock at a price per share or at a noncash price per Share less than the Conversion Price in effect immediately prior to such issuance or sale, then the Conversion Price shall be adjusted, effective as of the date of the issuance of such shares of the Common Stock, to an amount determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction:

               (1) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (B) the number of shares of Common Stock then issuable upon conversion of the Shares at such Conversion Price, and all other Convertible Securities outstanding immediately prior to the issuance of such additional shares of Common Stock, whether or not then exercisable, plus (C) the number of shares of Common Stock that the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at such Conversion Price, and

               (2) the denominator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (B) the number of shares of Common Stock then issuable upon conversion of the Shares at such Conversion Price, and all Convertible Securities outstanding immediately prior to the issuance of such additional shares of Common Stock, whether or not then exercisable, plus (C) the number of such additional shares of Common Stock so issued.

               ii. The adjustments contemplated by paragraph (i) above shall not apply to Excluded Stock.

               iii. For purposes of paragraph (i) above, the issuance of any Convertible Securities shall be deemed to be an issuance of shares of Common Stock at the time of the issuance thereof if the Net Consideration Per Share (as hereinafter defined) which may be received by the Corporation for the shares of Common Stock issuable upon the exercise thereof is less than any Conversion Price at the time of the issuance of such Convertible Securities. In no event shall the Corporation issue or sell any Convertible Securities if the Net Consideration Per Share therefor equals zero. Any obligation, agreement or undertaking to issue such Convertible Securities at any time in the future shall be deemed to be an issuance at the time of expiration or termination of all material conditions to exercise thereof, entered into in good faith by the Corporation, excluding the vesting provisions of employee stock options and provided that payment of the exercise price or giving notice of conversion or exercise shall not constitute a material condition for the purposes of this sentence. Notwithstanding the foregoing, any adjustment made to any Conversion Price pursuant to the provisions of this paragraph (iii) which relates to Convertible Securities shall be disregarded when, as and if all of such Convertible Securities expire or are canceled without being exercised, so that such Conversion Price effective immediately upon such cancellation or expiration shall be equal to such Conversion Price in effect at the time of the issuance of the expired or canceled Convertible Securities after taking into account any other adjustments that would have been made to such Conversion Price had the expired or canceled Convertible Securities not been issued. No adjustment to any Conversion Price shall be made pursuant to the provisions of this paragraph
(iii) either (1) upon the issuance of any shares of the Common Stock that are issued pursuant to the exercise of any Convertible Securities if any adjustment shall previously have been made upon the issuance of any such Convertible Securities (or upon the issuance of any warrants, options or any rights therefor) or, (2) upon the issuance of any warrants, options, subscription or purchase rights or any other securities convertible into or exchangeable or exercisable for shares of Common Stock (or upon the issuance of any warrants, options or rights to purchase such securities) pursuant to any plan or arrangement specified in paragraph (ii) above.

               iv.  For purposes of this Section 5(f), the "Net Consideration
                                         ------------
Per Share" means the amount which is equal to the sum of (1) the total amount of consideration, if any, received by the Corporation for the issuance (and/or extension of the term) of Convertible Securities, plus (2) the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of the Common Stock that would be issued if all such Convertible Securities were exercised, converted or exchanged. For purposes of this paragraph (iv), if part or all of the consideration received or to be received by the Corporation in connection with the issuance of shares of Common Stock or the issuance of any of the securities described in this paragraph (iv) consists of property other than cash, the value of such property shall be determined by or at the direction of the Board of Directors, in good faith, whereupon such value shall be given to such consideration and shall be recorded on the books of the Corporation with respect to receipt of such property.

          g.   No Impairment.  The Corporation will not, by amendment of the
               -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Stock against impairment.

          h.   Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Stock.

          i.   Notice of Record Date.  In the event:
               ---------------------

               i. that the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class of any other securities or property, or to receive any other right;

               ii. that the Corporation subdivides or combines its outstanding shares of Common Stock;

               iii. of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation with or into another corporation or entity or entities, or of the sale of all or substantially all of the assets of the Corporation; or

               iv.  of a Liquidation:

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Stock, and shall cause to be mailed to the holders of the Series B Stock at their last address as shown on the records of the Corporation or such transfer agent, at least twenty (20) days before the record date specified below, a notice stating:

                    (1) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of the applicable class of securities of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                    (2) the date on which such reclassification, consolidation, merger, sale, dissolution or Liquidation is expected to become effective, and the date as of which it is expected that holders of the applicable class of securities of record shall be entitled to exchange their shares of the applicable class of securities for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or Liquidation.

          6.   Automatic Conversion. The holders of Series B Stock shall have
               --------------------
the following conversion rights:

     a.   Qualified Offering. Upon the closing of a Qualified Offering (as
          ------------------
defined below), all of the then outstanding shares of Series B Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series B Stock, and fifty percent (50%) of any dividends accumulated but unpaid shall automatically be converted into shares of Common Stock (using the Conversion Price as the basis of the conversion) and fifty percent (50%) of any dividends accumulated but unpaid shall, at the Company's election, be immediately payable in the form of Cash Dividends or shall be automatically converted into shares of Common Stock (using the Conversion Price as the basis of the conversion). A "Qualified Offering" means an Underwritten Offering (as defined below) by the Corporation of authorized but unissued shares of Common Stock (x) that results in net proceeds to the Corporation (after deducting underwriting commissions and offering expenses) of not less than $25,000,000 in net proceeds to the Corporation and (y) at a price per share of not less than $10.00 (as adjusted in good faith by the Corporation's Board of Directors to reflect any stock dividends, stock splits or similar events). For purposes of this Certificate, "Underwritten Offering" means a distribution of Common Stock in an underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act.

     b.   Notices. The Corporation shall promptly send by prepaid overnight
          -------
delivery service to each holder of Series B Stock at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and exhibit and schedule thereto, (ii) each order of the Commission declaring any such registration statement to be effective and (iii) each stop order (or similar order) of the Commission suspending the effectiveness of any such registration statement.

     c.   No Further Action. In the case of an automatic conversion pursuant to
          -----------------
this Section 6, the outstanding shares of Series B Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, that the Corporation shall not be
                                   --------
obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series B Stock are delivered either to the Corporation or any transfer agent of the Corporation.

          7.   Mandatory Redemption at Option of Holders. The holders of Series
               -----------------------------------------
B Stock shall have the following redemption rights:

     a.   Failure to Complete Qualified Offering, Liquidation or Sale. If, on
          -----------------------------------------------------------
or before the seventh (7th) anniversary of the earliest Original Issue Date, the Corporation has not completed any of (i) a Qualified Offering, (ii) a Liquidation or (iii) a Sale, then, upon receipt by the Corporation (the "Redemption Request Date") of a written request (the "Redemption Request") of holders of not less than a majority of the then outstanding shares of Series B Stock, the Corporation shall offer to redeem, such redemption to occur on the date that is no later than thirty (30) days after the Redemption Request Date (the "Redemption Date"), for cash, out of funds legally available therefor, all of the then outstanding shares of Series B Stock at a price per share (hereinafter referred to as the "Redemption Price") equal to the Series B Preferential Amount (as defined in Section 3(a)).

     b.   Mechanics of Redemption.
          -----------------------

          i.   Notice. Upon receipt of the Redemption Request, the Corporation
               ------
shall provide notice (the "Redemption Notice") of any redemption of Series B Stock pursuant to this Section 8 specifying the time and place of redemption and the Redemption Price or the Alternate Redemption Price (as the case may be), by certified or registered mail, postage prepaid, to each holder of record of Series B Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than thirty (30) days prior to the Redemption Date. Upon mailing any such Redemption Notice, the Corporation will become obligated to redeem on the Redemption Date all Series B Stock tendered for redemption pursuant to the terms of this Section 7 (other than such shares of Series B Stock as are duly converted pursuant to Section 5 of this Certificate prior to the close of business on the fifth (5th) full day preceding the Redemption Date). In case less than all shares of Series B Stock represented by any certificate are redeemed in any redemption pursuant to this Section 7, a new certificate will be issued representing the unredeemed shares of Series B Stock without cost to the holder thereof.

          ii.  Dividends. Unless there shall have been a default in the payment
               ---------
of the Redemption Price, no share of Series B Stock tendered for redemption under this Section 7 is entitled to accrue any dividends after its Redemption Date (provided, however, that any dividends accumulated but unpaid as of the
      --------  -------
Redemption Date shall be immediately payable in cash), and on such Redemption Date all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share and such share will not from and after such Redemption Date be deemed to be outstanding.

          iii. Cancellation of Stock.  Any Senior  Preferred Stock redeemed
               ---------------------
pursuant to this Section 7 will be canceled and will not under any circumstances be reissued, sold or transferred, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized class of Series B Stock so redeemed accordingly.

          8.   Preemptive Rights.
               -----------------

     a. The Corporation shall not issue or sell any shares of Common Stock, Preferred Stock or other securities convertible into or exchangeable for shares of Common Stock (the "Newly Issued Securities"), other than (i) the Excluded Stock or (ii) any such issuance or sale pursuant to a Qualified Offering, (for purposes hereof, the "Preemptive Right Securities" shall mean the Newly Issued Securities, but excluding all of the Securities set forth in the immediately preceding clauses (i) and (ii) of this Paragraph 8(a)), unless prior to the issuance or sale of such Preemptive Right Securities each holder of Series B Stock shall have been given the opportunity (such opportunity being herein referred to as the "Preemptive Right") to purchase (on the same terms as such Preemptive Right Securities are proposed to be sold) the same proportion of such Preemptive Right Securities being issued or offered for sale by the Corporation as (x) the number of shares of Common Stock (calculated solely on account of outstanding shares of Series B Stock on an as converted basis) held by such holder on the day preceding the date of the Preemptive Notice (as defined herein), as the case may be, bears to (y) the total number of shares of Common Stock outstanding on that day (assuming the conversion into Common Stock of the Series B Stock and the Series C Stock of the Corporation).

     b. At least thirty (30) days prior to the issuance or sale by the Corporation of any Preemptive Right Securities, the Corporation shall give written notice thereof (the "Preemptive Notice") to each holder of Series B Stock. The Preemptive Notice shall specify (i) the name and address of the bona fide investor to whom the Corporation proposes to issue or sell Preemptive Right Securities, (ii) the total amount of capital to be raised by the Corporation pursuant to the issuance or sale of Preemptive Right Securities, (iii) the number of Securities of such Preemptive Right

Securities proposed to be issued or sold, (iv) the price and other terms of their proposed issuance or sale, (v) the number of such Preemptive Right Securities which such holder is entitled to purchase (determined as provided in subsection (a) above), and (vi) the period during which such holder may elect to purchase such Preemptive Right Securities, which period shall extend for at least thirty (30) days following the receipt by such holder of the Preemptive Notice (the "Preemptive Acceptance Period"). Each holder of Series B Stock who desires to purchase Preemptive Right Securities shall notify the Corporation within the Preemptive Acceptance Period of the number of Preemptive Right Securities he wishes to purchase, as well as the number, if any, of additional Preemptive Right Securities he would be willing to purchase in the event that all of the Preemptive Right Securities subject to the Preemptive Right are not subscribed for by the other holders of Series B Stock.

     c. In the event a holder of Series B Stock declines to subscribe for all or any part of its pro rata portion of any Preemptive Right Securities which are subject to the Preemptive Right (the "Declining Preemptive Purchaser") during the Preemptive Acceptance Period, then the other holders of Series B Stock shall have the right to subscribe for all (or any declined part) of the Declining Preemptive Purchaser's pro rata portion of such Preemptive Right Securities (to be divided among the other holders of Series B Stock desiring to exercise such right on a ratable basis (assuming the conversion of the Series B Stock into Common Stock)).

     d. Any such Preemptive Right Securities which none of the holders elect to purchase in accordance with the provisions of this Section 8 may be sold by the Corporation, within a period of three (3) months after the expiration of the Preemptive Acceptance Period, to any other person or persons at not less than the price and upon other terms and conditions not less favorable to the Corporation than those set forth in the Preemptive Notice.

     D.   Rights, Preferences, Privileges and Restrictions of Series C Stock
          ------------------------------------------------------------------
The definitions set forth in this Section IV.D. shall apply to this Section IV.D. only.

          1.   Ranking.  The Series C Stock shall rank, as to dividends and upon
               -------
Liquidation (as defined in Section 3(a)), senior and prior to the Common Stock and to all other classes or series of shares issued by the Corporation; provided, however, that the Series C Stock shall rank, as to dividends and upon
--------  -------
Liquidation, pari passu with the Series B Stock.

          2.   Dividends.  The holders of Series C Stock shall have the right to
               ---------
the following dividends:

     a.   General.  Dividends are payable on the Series C Stock, when, as and if
          -------
declared by the Board of Directors.

     b.   Semi-Annual Series C Dividends.  The holders of the Series C Stock
          ------------------------------
shall be entitled to receive, out of funds legally available therefor, cash dividends on each share of Series C Stock

(each a "Cash Dividend") payable semi-annually on the first day of April and October (each a "Dividend Payment Date"), when, as, and if declared by the Board of Directors, at the annual rate of eight percent (8%) per annum (the "Dividend Rate") of the sum of (x) of the Series C Stock Value (as defined below), subject to adjustment pursuant to Section 5(d) for stock dividends, stock splits, combinations, recapitalizations or similar events that affect such shares (collectively, "Adjustment") plus (y) all accumulated and unpaid dividends thereon, until and including the date on which the Series C Stock Value of such share of Series C Stock (plus all accumulated and unpaid dividends) is paid in accordance with the terms hereof. Cash Dividends shall be cumulative and shall accrue on a daily basis on each share, and compound semi-annually, whether or not they have been earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, from and after the Dividend Payment Date coincident with, or next preceding, the issuance of such share; provided, however, that dividends payable
                                       --------  -------
on the first Dividend Payment Date with respect to such share shall so accrue from and after the Original Issue Date (as defined below) of such share. The "Series C Stock Value" shall be equal to $8.81, subject to adjustment as provided herein. Notwithstanding any other provision of this Section 2(b), in the sole discretion of the Board of Directors of the Corporation, any dividends accruing on the Series C Stock may be paid in lieu of Cash Dividends by the issuance of additional shares of Series C Stock (including fractional shares) having an aggregate Series C Stock Value at the time of such payment equal to the amount of the dividend to be paid) (a "Payment-in-Kind Dividend" and, together with a Cash Dividend, a "Series C Dividend"); provided that if the Corporation pays less than the total amount of dividends then accrued on the Series C Stock in the form of additional shares of Series C Stock, such payment in shares of Series C Stock shall be made pro rata among the holders of Series C Stock based upon the aggregate accrued but unpaid dividends on the shares of Series C Stock held by such holder. If and when any shares of Series C Stock are issued under this Section 2 for the payment of accrued dividends, such shares of Series C Stock shall be deemed to be validly issued and outstanding and fully paid and nonassessable.

     c.   Restrictions on Dividends and Repurchases.  So long as any shares of
          -----------------------------------------
the Series C Stock are outstanding, unless the Corporation has complied with
Section 4(d), (a) no dividend shall be declared or paid and no other distribution (whether in cash or other property, other than stock dividends referred to in subsection (iii) of Section 5(e)) shall be set apart, declared or made upon the Common Stock or any other class or series of stock ranking on dividends or Liquidation junior to the Series C Stock (the "Junior Securities") (other than a dividend or distribution paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock), and
(b) no shares of Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of Junior Securities) by the Corporation, except for repurchases of Employee Stock as approved by a majority of the Board of Directors of the Corporation.

          3.   Liquidation, Dissolution or Winding Up.
               --------------------------------------

     a.   General.  In the event of any voluntary or involuntary liquidation,
          -------
dissolution or winding up of the Corporation (a "Liquidation"), the holders of shares of Series C Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders within thirty (30) days of the close of such Liquidation, before any payment shall be made to the holders of Junior Securities, an amount per share in cash equal to the sum of (i) the Series C Stock Value (subject to Adjustment) and
(ii) all accumulated but unpaid dividends thereon (the "Series C Preferential
Amount") (collectively, the "Liquidation Payment").   If upon any such
Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Stock the full amount to which they shall be entitled, the holders of shares of Series C Stock and any class or series of stock ranking on Liquidation on a parity with the Series C Stock shall share ratably in the distribution of the entire remaining assets and funds of the Corporation legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     b.   Mergers, Reorganizations, Etc.  At the option of the holders of 66
          ------------------------------
2/3% of the shares of Series C Stock then outstanding, the merger, reorganization or consolidation of the Corporation into or with another corporation or other similar transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all the assets of the Corporation (a "Sale"), shall be deemed to be a Liquidation for purposes of this Section 3; provided, however, that
                                            ------------------
notwithstanding the above, a Sale to a Person (x) whose common stock is traded on a national securities exchange or market and (y) whose market capitalization is at least $400 million, as determined by the average closing price of such Person's common stock for the 10 trading days prior to the date of the definitive agreement of Sale (and without giving effect to such Sale) (hereinafter, a "Qualified Sale"), shall not be deemed a Liquidation for purposes of this Section 3.

          4.   Voting.  The holders of Series C Stock shall have the following
               ------
voting rights:

     a.   General.  (a) Subject to the limitations set forth in Section 4(b),
          -------
each holder of outstanding shares of Series C Stock shall be entitled to (i) notice of any stockholders' meeting and (ii) the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Stock held, beneficially or of record, by such holder are convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions contained in this Section 4 or by the provisions establishing any other series of Preferred Stock, holders of Series C Stock shall vote together with the holders of Common Stock as a single class.

     b.   Limitation.  Notwithstanding Section 4(a), no holder of Series C Stock
          ----------
holding voting securities of the Corporation acquired for an amount greater than $15,000,000 shall have any right to vote or execute consents with respect to shares of Series C Stock for the election of directors unless and until, with respect to such shares, the earlier to occur of (i) the filing of all notices and reports as may be required under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") and the expiration or early termination of the applicable waiting period under the HSR Act, or (ii) the delivery to the Corporation by such holder of Series C Stock of a certificate stating that no filing under the HSR Act is required in order for such holder of Series C Stock to have the right to vote the shares of Series C Stock identified in such certificate in the election of directors; provided further, following the earlier to occur of (i) or (ii), such right of the holders of the Series C Stock to vote and execute consents with respect to their shares of Series C Stock for the election of directors shall automatically exist.

     c.   Amendment.  Notwithstanding anything to the contrary that may be
          ---------
contained in Section 4(d) below, the affirmative vote of the holders of at least 66 2/3% of the shares of Series C Stock then outstanding, voting separately as a class, shall be required to amend, alter, repeal, impair or change, in any manner whatsoever, the rights, preferences, powers, privileges, restrictions, qualifications or limitations of the Series C Stock.

     d.   Protective Provisions. So long as any shares of Series C Stock are
          ---------------------
outstanding, the Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Series C Stock, given in writing or by vote at a meeting, voting separately as a class, take any action with respect to any of the matters set forth in the following Subsections 4(d)(i) through 4(d)(vi)):

     i.   Repurchase of Stock. Repurchase or redeem any Junior Securities,
          -------------------
     except for repurchases of Employee Stock as approved by a majority of the Board of Directors of the Corporation.

     ii.  Create New Stock. Authorize, create or issue any new class or series
          ----------------
     of equity or any securities convertible into equity securities of the Corporation having a preference over the Series C Stock with respect to voting, dividends or upon Liquidation.

     iii. Amend Charter or By-Laws. Amend, alter or repeal any provision of (A)
          ------------------------
     the Certificate of Incorporation of the Corporation or (B) the By-Laws of the Corporation which would adversely affect any right, preference, privilege or voting power of the Series C Stock or the holders thereof.

     iv.  Declaration or Payment of Dividends. Declare or pay a dividend or
          -----------------------------------
     make any other
     distribution (whether in cash or other property, other than stock dividends referred to in subsection (iii) of Subsection 5(e)) upon any Junior Securities (as defined in Section 2(c) (other than a dividend or distribution paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock).

     v.   Changes in Series C Stock. Increase or decrease the number of
          --------------------------
     authorized shares of Series C Stock or issue more than 5,675,369 shares of Series C Stock (exclusive of any shares issued as Payment-in-Kind Dividends), or sell any Series C Stock at a price per share that is less than the Series C Stock Value.

     vi.  Merger or Sale. Merge, consolidate or reorganize into or with another
          ---------------
     corporation or other similar transaction or series or related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of in exchange for property, rights or securities distributed to the holders of such voting power by the acquiring person (collectively "Consideration"), or sell all or substantially all of the assets of the Corporation, unless the holders of the Corporation's Common Stock are entitled to receive gross Consideration with a value of at least $10.00 (as determined in good faith by the Corporation's Board of Directors) per share of Common Stock (as adjusted in good faith by the Corporation's Board of Directors to reflect any stock dividends, stock splits or similar events).

          5.   Optional Conversion.
               -------------------

     The holders of the Series C Stock shall have conversion rights as follows (the "Conversion Rights"):

     a.   Right to Convert.  Each share of Series C Stock shall be convertible,
          ----------------
at the option of the holder thereof, beginning on October 20, 2000 and at any time thereafter, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Stock Value by the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series C Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be equal to $8.81; provided, however, that if the Corporation closes a Qualified Offering (as defined in Section 6(a) or a Qualified Sale (as defined in Section 3(b)), in either case prior to October 20, 2000, the Conversion Price shall be increased (if applicable, and in each case as adjusted) to (x) the lesser of $14.10, as adjusted, or .75 multiplied by the price per share set forth on the cover of the final prospectus for the Qualified Offering, in the case of a Qualified Offering or (y) the lesser of $14.10, as adjusted, or the value of the consideration per share of Common Stock received in the Qualified Sale (as determined in good faith by the Corporation's Board of Directors). Such initial Conversion Price, and the rate at which shares of Series C Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 5.

     b.   Termination of Conversion Rights.  In the event of a Redemption Notice
          --------------------------------
(as defined in Section 7(b)) relating to shares of Series C Stock pursuant to
Section 7, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the second full day preceding the date fixed for redemption, unless the Redemption Price (as defined below) is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a Liquidation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on Liquidation to the holders of Series C Stock.

     c.   Fractional Shares.  No fractional shares of Common Stock shall be
          -----------------
issued upon conversion of the Series C Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount in cash equal to the then effective Conversion Price of such fractional share (computed to the nearest one hundredth of a share).

     d.   Mechanics of Conversion.
          -----------------------

          i. In order for a holder of Series C Stock to convert shares of Series C Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C Stock at the office of the transfer agent for the Series C Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) together with written notice that such holder elects to convert all or any number of the shares of the Series C Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series C Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the conversion may, at the option of any holder tendering Series C Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series C Stock shall not be deemed to have converted such Series C Stock until immediately prior to the closing of such underwritten offering of securities.

          ii. The Corporation shall at all times when the Series C Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series C Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Stock, the Corporation will take any corporate action which is necessary for the Corporation to validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Stock, in addition to such other remedies as shall be available to the holder of such Series C Stock, the Corporation will take such corporate action which is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          iii. Upon any such conversion, no adjustment to the Conversion Price shall be made for any accumulated and unpaid dividends on the Series C Stock surrendered for conversion or the Common Stock delivered upon conversion.

          iv. All shares of Series C Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive (1) shares of Common Stock in exchange therefor and (2) payment of any accumulated and unpaid dividends thereon. Any shares of Series C Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series C Stock accordingly.

     e.   Adjustments to Conversion Price for Diluting Issues.
          ---------------------------------------------------

          i.   Special Definitions.  For purposes of this Section 5, the
               -------------------
following definitions shall apply:

               (1) "Convertible Securities" shall mean any evidences of indebtedness, shares of equity securities, options, warrants, or other securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

               (2) "Employee Stock" shall mean Common Stock, and/or options, warrants or other rights to purchase Common Stock, (a) issued or granted to officers, directors, employees or agents of the Corporation or any subsidiary of the Corporation pursuant to any employee stock option plan or arrangement, employee stock purchase plan or arrangement, or other equity incentive, bonus, or similar plan or arrangement approved by the Board of Directors, provided the total does not exceed twenty percent (20%) of the shares of Common Stock then outstanding and/or issuable upon conversion of the outstanding convertible securities, options, warrants or other rights to acquire Common Stock (the "Fully Diluted Common Stock"); (b) issued or granted pursuant to written agreements with "branchises" or similar agreements with "branchises" or similar agents of the Corporation or any subsidiary, provided that any options, warrants or other rights granted thereunder with respect to Common Stock shall be exercisable at not less than fair market value (as determined in good faith by the Board of Directors) as of the date of grant; and provided further, that the total shares of Common Stock
                   ----------------
               issuable upon the exercise of all such options, warrants or other rights shall not exceed five percent (5%) of the Fully Diluted Common Stock as of any such grant date; or (c) approved by the holders of at least 66 2/3% of the shares of Series C Stock then outstanding, voting separately as a class.

               (4) "Excluded Stock" shall mean (i) Common Stock issuable upon conversion of the Series B Stock and/or the Series C Stock, (ii) Employee Stock, or (iii) warrants (or Common Stock issuable upon the exercise of such warrants) to purchase up to 1.8% of the Corporation's fully-diluted Common Stock, issued by the Corporation in connection with the incurrence of subordinated third party debt.

               (4) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding Employee Stock.

               (5) "Original Issue Date" shall mean the date on which a share of Series C Stock was first issued.

               (6) "Person" means any individual, entity or group, including, without limitation, any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or governmental authority.

          ii.  Adjustment for Combinations or Consolidation of Common Stock.
               ------------------------------------------------------------
If, at any time after the applicable Original Issue Date, the number of shares of Common Stock outstanding are decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

          iii. Adjustment for Stock Dividends, Splits, Etc. If the Corporation
               -------------------------------------------
shall at any time after the Original Issue Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series C Stock shall be increased in proportion to such increase in outstanding shares of Common Stock; provided, however, that the Conversion Price shall not be decreased at such time
--------  -------
if the amount of such reduction would be an amount less than $.0001, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.0001 or more.

          iv.  Adjustment for Merger or Reorganization, Etc.  In case of any
               --------------------------------------------
recapitalization, consolidation or merger of the Corporation with or into another corporation or entity or the sale of all or substantially all of the assets of the Corporation to another corporation or entity (other than a subdivision or combination provided for elsewhere in this Section 5 or a Sale which is treated as a Liquidation in accordance with Section 3), each share of Series C Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series C Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this
Section 5 set forth with respect to the rights and interest thereafter of the holders of the Series C Stock, to the end that the provisions set forth in this
Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Stock.

     f.   Issuances Below Conversion Price.
          --------------------------------

               i.   Except as provided in Section 5(f)(ii) below, if the
                                          ----------------
Corporation shall, while there are any shares of Series C Stock outstanding, issue or sell shares of Common Stock at a price per share or at a noncash price per share less than the Conversion Price in effect immediately prior to such issuance or sale, then the Conversion Price shall be adjusted, effective as of the date of the issuance of such shares of the Common Stock, to an amount determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction:

               (1) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (B) the number of shares of Common Stock then issuable upon conversion of the Shares at such Conversion Price, and all other Convertible Securities outstanding immediately prior to the issuance of such additional shares of Common Stock, whether or not then exercisable, plus (C) the number of shares of Common Stock that the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at such Conversion Price, and

               (2) the denominator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (B) the number of shares of Common Stock then issuable upon conversion of the Shares at such Conversion Price, and all Convertible Securities outstanding immediately prior to the issuance of such additional shares of Common Stock, whether or not then exercisable, plus (C) the number of such additional shares of Common Stock so issued.

               ii. The adjustments contemplated by paragraph (i) above shall not apply to Excluded Stock.

               iii. For purposes of paragraph (i) above, the issuance of any Convertible Securities shall be deemed to be an issuance of shares of Common Stock at the time of the issuance thereof if the Net Consideration Per Share (as hereinafter defined) which may be received by the Corporation for the shares of Common Stock issuable upon the exercise thereof is less than any Conversion Price at the time of the issuance of such Convertible Securities. In no event shall the Corporation issue or sell any Convertible Securities if the Net Consideration Per Share therefor equals zero. Any obligation, agreement or undertaking to issue such Convertible Securities at any time in the future shall be deemed to be an issuance at the time of expiration or termination of all material conditions to exercise thereof, entered into in good faith by the Corporation, excluding the vesting provisions of employee stock options and provided that payment of the exercise price or giving notice of conversion or exercise shall not constitute a material condition for the purposes of this sentence. Notwithstanding the foregoing, any adjustment made to any Conversion Price pursuant to the provisions of this paragraph (iii) which relates to Convertible Securities shall be disregarded when, as and if all of such Convertible Securities expire or are canceled without being exercised, so that such Conversion Price effective immediately upon such cancellation or expiration shall be equal to such Conversion Price in effect at the time of the issuance of the expired or canceled Convertible Securities after taking into account any other adjustments that would have been made to such Conversion Price had the expired or canceled Convertible Securities not been issued. No adjustment to any Conversion Price shall be made pursuant to the provisions of this paragraph (iii) either (1) upon the issuance of any shares of the Common Stock that are issued pursuant to the exercise of any Convertible Securities if any adjustment shall previously have been made upon the issuance of any such Convertible Securities (or upon the issuance of any warrants, options or any rights therefor) or, (2) upon the issuance of any warrants, options, subscription or purchase rights or any other securities convertible into or exchangeable or exercisable for shares of Common Stock (or upon the issuance of any warrants, options or rights to purchase such securities) pursuant to any plan or arrangement specified in paragraph (ii) above.

               iv.  For purposes of this Section 5(f), the "Net Consideration
                                         ------------
Per Share" means the amount which is equal to the sum of (1) the total amount of consideration, if any, received by the Corporation for the issuance (and/or extension of the term) of Convertible Securities, plus (2) the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of the Common Stock that would be issued if all such Convertible Securities were exercised, converted or exchanged. For purposes of this paragraph (iv), if part or all of the consideration received or to be received by the Corporation in connection with the issuance of shares of Common Stock or the issuance of any of the securities described in this paragraph (iv) consists of property other than cash, the value of such property shall be determined by or at the direction of the Board of Directors, in good faith, whereupon such value shall be given to such consideration and shall be recorded on the books of the Corporation with respect to receipt of such property.

     g.   No Impairment.  The Corporation will not, by amendment of the
          -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Stock against impairment.

     h.   Certificate as to Adjustments.  Upon the occurrence of each adjustment
          -----------------------------
or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series C Stock.

     i.   Notice of Record Date.  In the event:
          ---------------------

          i. that the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class of any other securities or property, or to receive any other right;

          ii. that the Corporation subdivides or combines its outstanding shares of Common Stock;

          iii. of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation with or into another corporation or entity or entities, or of the sale of all or substantially all of the assets of the Corporation; or

          iv.  of a Liquidation:

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series C Stock, and shall cause to be mailed to the holders of the Series C Stock at their last address as shown on the records of the Corporation or such transfer agent, at least twenty (20) days before the record date specified below, a notice stating:

               (1) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of the applicable class of securities of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

               (2) the date on which such reclassification, consolidation, merger, sale, dissolution or Liquidation is expected to become effective, and the date as of which it is expected that holders of the applicable class of securities of record shall be entitled to exchange their shares of the applicable class of securities for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or Liquidation.

          6.   Automatic Conversion.  The holders of Series C Stock shall have
               --------------------
the following conversion rights:

     a.   Qualified Offering or Qualified Sale.  Upon the closing of a Qualified
          ------------------------------------
Offering (as defined below) or Qualified Sale (as defined in Section 3(b), all of the then outstanding shares of Series C Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series C Stock (after giving effect to any adjustment to such

Conversion Price pursuant to Section 5(a)), and fifty percent (50%) of any dividends accumulated but unpaid shall automatically be converted into shares of Common Stock (using the Conversion Price as the basis of the conversion) and fifty percent (50%) of any dividends accumulated but unpaid shall, at the Corporation's election, be immediately payable in the form of Cash Dividends or shall be automatically converted into shares of Common Stock (using the Conversion Price as the basis of the conversion). A "Qualified Offering" means an Underwritten Offering (as defined below) by the Corporation of authorized but unissued shares of Common Stock (x) that results in net proceeds to the Corporation (after deducting underwriting commissions and offering expenses) of not less than $25,000,000 in net proceeds to the Corporation and (y) at a price per share of not less than $10.00 (as adjusted in good faith by the Corporation's Board of Directors to reflect any stock dividends, stock splits or similar events). For purposes of this Certificate, "Underwritten Offering" means a distribution of Common Stock in an underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act.

     b.   Notices.  The Corporation shall promptly send by prepaid overnight
          -------
delivery service to each holder of Series C Stock at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and exhibit and schedule thereto, (ii) each order of the Commission declaring any such registration statement to be effective and (iii) each stop order (or similar order) of the Commission suspending the effectiveness of any such registration statement.

     c.   No Further Action.  In the case of an automatic conversion pursuant
          -----------------
to this Section 6, the outstanding shares of Series C Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, that the Corporation shall not be
                                   --------
obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series C Stock are delivered either to the Corporation or any transfer agent of the Corporation.

          7.   Mandatory Redemption at Option of Holders.  The holders of Series
               -----------------------------------------
C Stock shall have the following redemption rights:

     a.   Failure to Complete Qualified Offering, Liquidation or Sale.  If, on
          -----------------------------------------------------------
or before the seventh (7th) anniversary of the earliest Original Issue Date, the Corporation has not completed any of (i) a Qualified Offering, (ii) a Liquidation or (iii) a Sale, then, upon receipt by the Corporation (the "Redemption Request Date") of a written request (the "Redemption Request") of holders of not less than a majority of the then outstanding shares of Series C Stock, the Corporation shall offer to redeem, such redemption to occur on the date that is no later than thirty (30) days after the Redemption Request Date (the "Redemption Date"), for cash, out of funds legally available therefor, all of the then outstanding shares of Series C Stock at a price per share (hereinafter referred to as the "Redemption Price") equal to the Series C Preferential Amount (as defined in Section 3(a)).

     b.   Mechanics of Redemption.
          -----------------------

          i.   Notice.  Upon receipt of the Redemption Request, the Corporation
               ------
shall provide notice (the "Redemption Notice") of any redemption of Series C Stock pursuant to this Section 8 specifying the time and place of redemption and the Redemption Price or the Alternate Redemption Price (as the case may be), by certified or registered mail, postage prepaid, to each holder of record of Series C Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than thirty (30) days prior to the Redemption Date. Upon mailing any such Redemption Notice, the Corporation will become obligated to redeem on the Redemption Date all Series C Stock tendered for redemption pursuant to the terms of this Section 7 (other than such shares of Series C Stock as are duly converted pursuant to Section 5 of this Certificate prior to the close of business on the fifth (5th) full day preceding the Redemption Date). In case less than all shares of Series C Stock represented by any certificate are redeemed in any redemption pursuant to this Section 7, a new certificate will be issued representing the unredeemed shares of Series C Stock without cost to the holder thereof.

          ii.  Dividends.  Unless there shall have been a default in the payment
               ---------
of the Redemption Price, no share of Series C Stock tendered for redemption under this Section 7 is entitled to accrue any dividends after its Redemption Date (provided, however, that any dividends accumulated but unpaid as of the
      --------  -------
Redemption Date shall be immediately payable in cash), and on such Redemption Date all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share and such share will not from and after such Redemption Date be deemed to be outstanding.

          iii. Cancellation of Stock.  Any Senior  Preferred Stock redeemed
               ---------------------
pursuant to this Section 7 will be canceled and will not under any circumstances be reissued, sold or transferred, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized class of Series C Stock so redeemed accordingly.

          8.   Preemptive Rights.
               -----------------

     a. The Corporation shall not issue or sell any shares of Common Stock, Preferred Stock or other securities convertible into or exchangeable for shares of Common Stock (the "Newly Issued Securities"), other than (i) the Excluded Stock or (ii) any such issuance or sale pursuant to a Qualified Offering, (for purposes hereof, the "Preemptive Right Securities" shall mean the Newly Issued Securities, but excluding all of the Securities set forth in the immediately preceding clauses

(i) and (ii) of this Paragraph 8(a)), unless prior to the issuance or sale of such Preemptive Right Securities each holder of Series C Stock shall have been given the opportunity (such opportunity being herein referred to as the "Preemptive Right") to purchase (on the same terms as such Preemptive Right Securities are proposed to be sold) the same proportion of such Preemptive Right Securities being issued or offered for sale by the Corporation as (x) the number of shares of Common Stock (calculated solely on account of outstanding shares of Series C Stock on an as converted basis) held by such holder on the day preceding the date of the Preemptive Notice (as defined herein), as the case may be, bears to (y) the total number of shares of Common Stock outstanding on that day (assuming the conversion of the Series B Stock and the Series C Stock into Common Stock).

     b. At least thirty (30) days prior to the issuance or sale by the Corporation of any Preemptive Right Securities, the Corporation shall give written notice thereof (the "Preemptive Notice") to each holder of Series C Stock. The Preemptive Notice shall specify (i) the name and address of the bona fide investor to whom the Corporation proposes to issue or sell Preemptive Right Securities, (ii) the total amount of capital to be raised by the Corporation pursuant to the issuance or sale of Preemptive Right Securities, (iii) the number of Securities of such Preemptive Right Securities proposed to be issued or sold, (iv) the price and other terms of their proposed issuance or sale, (v) the number of such Preemptive Right Securities which such holder is entitled to purchase (determined as provided in subsection (a) above), and (vi) the period during which such holder may elect to purchase such Preemptive Right Securities, which period shall extend for at least thirty (30) days following the receipt by such holder of the Preemptive Notice (the "Preemptive Acceptance Period"). Each holder of Series C Stock who desires to purchase Preemptive Right Securities shall notify the Corporation within the Preemptive Acceptance Period of the number of Preemptive Right Securities he wishes to purchase, as well as the number, if any, of additional Preemptive Right Securities he would be willing to purchase in the event that all of the Preemptive Right Securities subject to the Preemptive Right are not subscribed for by the other holders of Series C Stock.

     c. In the event a holder of Series B Stock or Series C Stock declines to subscribe for all or any part of its pro rata portion of any Preemptive Right Securities which are subject to the Preemptive Right (the "Declining Preemptive Purchaser") during the Preemptive Acceptance Period, then the other holders of Series B Stock and Series C Stock shall have the right to subscribe for all (or any declined part) of the Declining Preemptive Purchaser's pro rata portion of such Preemptive Right Securities (to be divided among the other holders of Series B Stock and Series C Stock desiring to exercise such right on a ratable basis (assuming the conversion of the Series B Stock and Series C Stock into Common Stock)).

     d. Any such Preemptive Right Securities which none of the holders elect to purchase in accordance with the provisions of this Section 8 may be sold by the Corporation, within a period of three (3) months after the expiration of the Preemptive Acceptance Period, to any other person or persons at not less than the price and upon other terms and conditions not less favorable to the Corporation than those set forth in the Preemptive Notice.

     D.   Rights, Preferences, Privileges and Restrictions of Common Stock
          ----------------------------------------------------------------

          1.   Dividend Rights.   As and when dividends are declared or paid on
               ---------------
the Common Stock, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis. The rights of the holders of Common Stock to receive dividends are subject to the provisions of the Preferred Stock.

          2.   Liquidation Rights.  Subject to the provisions of the Preferred
               ------------------
Stock, the holders of the Common Stock shall be entitled to participate ratably on a per share basis in all amounts available to be distributed to the holders of the Common Stock in any liquidation or winding up of the Corporation.

          3.   Redemption.  The Common Stock is not redeemable.
               ----------

          4.   Voting Rights. Except as otherwise required by applicable law and
               -------------
the provisions of this Certificate of Incorporation, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders; provided, however that at all elections of directors of the Corporation, each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder's shares of Common Stock multiplied by the number of directors to be elected by such holder, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit.

                                   ARTICLE V

     The Corporation is to have perpetual existence.

                                  ARTICLE Vl

     In furtherance and not in limitation of the powers conferred by the Corporation Law, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the By-Laws of the Corporation by the affirmative vote of a majority of the total numbers of directors then in office. Any alteration or repeal of the By-Laws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on such alteration or repeal, subject to Article XI hereof and Articles II and VIII of the Corporation's By-Laws.

                                  ARTICLE VII

      A.  Stockholder Action.  Election of directors need not be by written
          ------------------
ballot unless the By-Laws of the Corporation so provide. Subject to any rights of holders of any series of Preferred Stock, from and after the date on which the Common Stock is registered pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by consent in writing by such stockholders, (ii) special meetings of stockholders of the Corporation may be called only by either the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or by the chief executive officer of the Corporation and (iii) advance notice of stockholder nominations of persons for election to the Board of Directors of the Corporation and of business to be brought before any annual meeting of the stockholders by the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

      B.  Number of Directors and Term of Office. Subject to any rights of
          --------------------------------------
holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors of the Corporation shall be fixed from time to time in the manner set forth in the By-Laws of the Corporation. From and after the date on which the Common Stock is registered pursuant to the Exchange Act, each director shall be elected for a term of one (1) year and until his successor is elected and qualified, except as otherwise provided herein or by required by law.

      C.  Removal and Resignation.  From and after the date on which the Common
          -----------------------
Stock is registered pursuant to the Exchange Act, no director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class; provided, however, that if the holders of any class or series of capital stock are entitled by the provisions of this Restated Certificate to elect one or more directors, such director or directors so elected may be removed without cause only by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote. Any director may resign at any time upon written notice to the Corporation.

      D.  Vacancies and Newly Created Directorships.  Subject to any rights of
          -----------------------------------------
holders of any series of Preferred Stock to fill such newly created directorships or vacancies, any newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal from office for cause shall, unless otherwise provided by law or by resolution approved by the affirmative vote of a majority of the total number of directors then in office, be filled only by resolution approved by the affirmative vote of a majority of the total number of directors then in office. Any director so chosen shall hold office for the balance of a term and until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or be removed for cause. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of the decrease, there shall be vacancies on the board which are being eliminated by the decrease.

                                 ARTICLE VIII

     A.   Dividends. The Board of Directors shall have authority from time to
          ---------
time to set apart out of any assets of the Corporation otherwise available from dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interest of the Corporation; and the Board of Directors shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

     B.   Issuance of Stock.  The shares of all classes of capital stock of the
          -----------------
Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares of capital stock having a par value shall not be issued for a consideration determined by the Board of Directors to be less than such par value. The Board of Directors shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its capital stock which it shall issue from time to time, shall be capital; provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of capital stock of the Corporation shall be and remain at all times nonassessable.

     C.   Options, etc.  Subject to the Protective Provisions, the Board of
          -------------
Directors is hereby expressly authorized in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase capital stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

     D.   Inspection of Books and Records.  The Board of Directors shall have
          -------------------------------
power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation (except as conferred by the Corporation Law, a resolution of the Board of Directors or a contract between the Corporation and any stockholder), unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

     E.   Location of Meetings, Books and Records.  Except as otherwise provided
          ---------------------------------------
in the By-Laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the Corporation Law, may keep the books of the Corporation outside of the State of Delaware at such places as may, from time to time, be designated by the Board of Directors.

                                  ARTICLE IX

     To the fullest extent permitted by Corporation Law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability or limitation thereof is not permitted under the Corporation Law as the same exists or may hereafter be amended. Neither any amendment nor repeal of this Article IX shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE X

     A.   Indemnification of Directors and Officers. To the fullest extent
          -----------------------------------------
permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     B.   Indemnification of Employees and Agents. To the fullest extent
          ---------------------------------------
permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     C.   Advancement of Expenses.  The Corporation shall advance expenses
          -----------------------
(including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                                  ARTICLE XI

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate in the manner now or hereinafter prescribed herein and by the Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Restated Certificate to the contrary, Division A of Article IV, Article VII, Article X and Article XI of this Restated Certificate shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on such alteration, amendment or repeal, voting together as a single class (other than any alteration or amendment to Part A of Article IV that increases the authorized number of shares of Preferred Stock or Common Stock, which shall be subject to amendment by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote on such amendment voting together as a single class).

                                  ARTICLE XII

     The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

                                 ARTICLE XIII

    In the event that any provision of this Certificate of Incorporation (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been executed as of April 20, 2000.

                              NET-tel Communications, Inc

                              By: /s/ James F. Kenefick
                                  ----------------------------
                                  James F. Kenefick
                                  Chief Executive Officer

Attest:

/s/ James K. Dize
--------------------------
James K. Dize
Secretary